Exhibit 99
☒ PLEASE MARK VOTES
     AS IN THIS EXAMPLE
REVOCABLE PROXY
COASTAL FINANCIAL CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
____________  ___, 2007
     The undersigned hereby appoints the official proxy committee, consisting of ________________________ of Coastal Financial Corporation, Myrtle Beach, South Carolina, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Coastal Financial Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”), to be held at _____________________, on ____________, ____________  ___, 2007, at ________________________, Eastern Time, and at any and all adjournments thereof, as indicated to the right:

		For	Against	Abstain
1.	The approval of the Agreement and Plan of Merger, dated as of December 20, 2006, between Coastal Financial Corporation and BB&T Corporation.	☐	☐	☐

		For	Against	Abstain
2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient shares votes at the time of Special Meeting to approve the above proposal.	☐	☐	☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.
     THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO THE MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

Please be sure to sign below and date this Proxy.		DATE: ________________________

Shareholder sign above	Co-holder (if any) sign above

Name:	Name:

Sign, date and mail above card in postage paid envelope provided.

COASTAL FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Coastal Financial Corporation at the Special Meeting of the Shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The above signed acknowledges receipt from Coastal Financial Corporation prior to the execution of this proxy, of a notice of the Special Meeting and a proxy statement/prospectus dated ____________  ___, 2007.
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

     IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
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